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                                                                     Exhibit 5.1

                [LETTERHEAD OF SIMPSON THACHER & BARTLETT]

                                                                  April 16, 1999

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

Ladies and Gentlemen:

   This opinion is delivered in connection with the Registration Statement on Form S-3, No. 333-75939 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), filed jointly by Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian"), K. Hovnanian Enterprises, Inc., a wholly owned subsidiary of Hovnanian and a New Jersey corporation ("K. Hovnanian"), and certain subsidiaries of Hovnanian (the "Subsidiary Guarantors"), which Registration Statement constitutes post-effective amendments to Registration Statements Nos. 33-61778 and 333-51991, which together with the Registration Statement relate to (i) preferred stock of Hovnanian, par value $.01 per share ("Preferred Stock"), common stock of Hovnanian, par value $.01 per share ("Common Stock"), unsecured debt securities of Hovnanian consisting of notes, debentures or other evidences of indebtedness ("Hovnanian Debt Securities"), which may be senior, senior subordinated or subordinated, and warrants to purchase Preferred Stock, Common Stock or Hovnanian Debt Securities ("Hovnanian Warrants"), (ii) unsecured debt securities of K. Hovnanian consisting of notes, debentures or other evidences of indebtedness ("K. Hovnanian Debt Securities," and together with the Hovnanian Debt Securities, the "Debt Securities"), which may be senior, senior subordinated or subordinated and which will be fully and unconditionally guaranteed by Hovnanian (the "Debt Guarantee"), and warrants, which will be fully and unconditionally guaranteed by Hovnanian (the "Warrant Guarantee") to purchase K. Hovnanian Debt Securities ("K. Hovnanian Warrants," and together with the Hovnanian Warrants, the "Warrants"), to be issued and sold by Hovnanian and/or K. Hovnanian from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $226,000,000 together with any additional such securities that may be sold pursuant to a Registration Statement filed under Rule 462 of the Act and (iii) guarantees of the Debt Securities (the "Subsidiary Debt Guarantees") and of the Warrants (the "Subsidiary Warrant Guarantees") by the Subsidiary Guarantors.

   We have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be executed by Hovnanian and such trustee as shall be named therein (the "Hovnanian Senior Debt Indenture"), (iii) the form of Senior Subordinated Indenture to be executed by Hovnanian and such trustee as shall be named therein (the "Hovnanian Senior Subordinated Debt Indenture"), (iv) the form of Subordinated Indenture to be executed by
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Hovnanian and such trustee as shall be named therein (the "Hovnanian
Subordinated Debt Indenture," and together with the Hovnanian Senior Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture, the "Hovnanian Indentures"), (v) the form of Warrant Agreement relating to the purchase of Preferred Stock or Common Stock and the form of Warrant Agreement relating to the purchase of Hovnanian Debt Securities to be executed by Hovnanian and such warrant agent as shall be named therein (the "Hovnanian Warrant Agreements"),
(vi) the form of Senior Indenture to be executed by K. Hovnanian, Hovnanian, as guarantor, and such trustee as shall be named therein (the "K. Hovnanian Senior Debt Indenture"), (vii) the form of Senior Subordinated Indenture to be executed by K. Hovnanian, Hovnanian, as guarantor, and such trustee as shall be named therein (the "K. Hovnanian Senior Subordinated Debt Indenture"), (viii) the form of Subordinated Indenture to be executed by K. Hovnanian, Hovnanian, as guarantor, and such trustee as shall be named therein (the "K. Hovnanian Subordinated Debt Indenture," and together with the K. Hovnanian Senior Debt Indenture and the K. Hovnanian Senior Subordinated Debt Indenture, the "K. Hovnanian Indentures;" the K. Hovnanian Indentures together with the Hovnanian Indentures are the "Indentures") and (ix) the form of Warrant Agreement to be executed by K. Hovnanian, Hovnanian, as guarantor, and such warrant agent as shall be named therein (the "K. Hovnanian Warrant Agreement," and together with the Hovnanian Warrant Agreements, the "Warrant Agreements"). In addition, we have examined, and have relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

   In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

   We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional Registration Statement filed under Rule 462, will have become effective under the Act, (ii) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Commission describing the Preferred Stock, Common Stock, Debt Securities and/or Warrants offered thereby, (iii) all Preferred Stock, Common Stock, Debt Securities and Warrants issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Preferred Stock, Common Stock, Debt Securities and/or Warrants offered will have been duly authorized and validly executed and delivered by Hovnanian, K. Hovnanian and the other parties thereto.

   Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. With respect to Preferred Stock, when (i) the shares of Preferred Stock to be issued have been duly authorized by the shareholders of Hovnanian, (ii) the Board of Directors of Hovnanian (the "Hovnanian Board") has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock, the terms of the offering thereof and related matters and (iii) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, upon payment of the consideration therefor provided for therein, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     2. With respect to Common Stock, when (i) the shares of Common Stock to be issued have been duly authorized by the shareholders of Hovnanian, (ii) the Hovnanian Board has taken all necessary corporate action to approve the issuance and terms of such Common Stock, the terms of the offering

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  thereof and related matters and (iii) such shares of Common Stock have been issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, upon payment of the consideration therefor provided for therein, such shares of Common Stock will be legally issued, fully paid and nonassessable.

     3. With respect to Debt Securities to be issued under the Senior Debt Indentures, when (i) the Senior Debt Indentures have been duly authorized and validly executed and delivered by Hovnanian and/or K. Hovnanian to the trustee, (ii) the Senior Debt Indentures have been duly authorized, executed and delivered by the Trustee, (iii) the Senior Debt Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (iv) the Hovnanian Board and/or the Board of Directors of K. Hovnanian (the "K. Hovnanian Board") have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and/or the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by Hovnanian and/or K. Hovnanian and will constitute valid and legally binding obligations of Hovnanian and/or K. Hovnanian, enforceable against Hovnanian and/or K. Hovnanian in accordance with their terms.

     4. With respect to Debt Securities to be issued under the Senior Subordinated Debt Indentures, when (i) the Senior Subordinated Debt Indentures have been duly authorized and validly executed and delivered by Hovnanian and/or K. Hovnanian to the trustee, (ii) the Senior Subordinated Debt Indentures have been duly authorized, executed and delivered by the Trustee, (iii) the Senior Subordinated Debt Indentures have been duly qualified under the Trust Indenture Act, (iv) the Hovnanian Board and/or the K. Hovnanian Board have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Debt Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and/or the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by Hovnanian and/or K. Hovnanian and will constitute valid and legally binding obligations of Hovnanian and/or K. Hovnanian, enforceable against Hovnanian and/or K. Hovnanian in accordance with their terms.

     5. With respect to Debt Securities to be issued under the Subordinated Debt Indentures, when (i) the Subordinated Debt Indentures have been duly authorized and validly executed and delivered by Hovnanian and/or K. Hovnanian to the trustee, (ii) the Subordinated Debt Indentures have been duly authorized, executed and delivered by the Trustee, (iii) the Subordinated Debt Indentures have been duly qualified under the Trust Indenture Act, (iv) the Hovnanian Board and/or the K. Hovnanian Board have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and/or the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and legally binding obligations of Hovnanian and/or K. Hovnanian, enforceable against Hovnanian and/or K. Hovnanian in accordance with their terms.

     6. With respect to the Warrants, when (i) the Hovnanian Board and/or the
  K. Hovnanian Board have taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements have been duly authorized and validly executed and delivered by Hovnanian and/or K. Hovnanian and the warrant agent appointed by Hovnanian and/or K. Hovnanian and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant

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  Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and/or the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued by Hovnanian and/or K. Hovnanian and will constitute valid and legally binding obligations of Hovnanian and/or K. Hovnanian, enforceable against Hovnanian and/or K. Hovnanian in accordance with their terms.

     7. With respect to the Debt Guarantee to be made under the K. Hovnanian Indentures, when (i) the Hovnanian Board has taken all necessary corporate action to approve the Debt Guarantee, (ii) the K. Hovnanian Indentures have been duly authorized and validly executed and delivered by K. Hovnanian to the trustee, (iii) the K. Hovnanian Indentures have been duly qualified under the Trust Indenture Act, (iv) the Debt Guarantee on the K. Hovnanian Debt Securities has been endorsed and (v) such K. Hovnanian Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the K. Hovnanian Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, the Debt Guarantee will constitute a valid and legally binding obligation of Hovnanian, enforceable against Hovnanian in accordance with its terms.

     8. With respect to the Subsidiary Warrant Guarantees, when (i) the Board of Directors of each Subsidiary Guarantor has taken all necessary corporate action to approve the Subsidiary Warrant Guarantees, (ii) the Warrant Agreements have been duly authorized and validly executed and delivered by Hovnanian and/or K. Hovnanian and the warrant agent appointed by Hovnanian and/or K. Hovnanian and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and/or the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, the Subsidiary Warrant Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

     9. With respect to the Subsidiary Debt Guarantees to be made under the Indentures, when (i) the Board of Directors of each Subsidiary Guarantor has taken all necessary corporate action to approve the Subsidiary Debt Guarantees, (ii) the Indentures have been duly authorized and validly executed and delivered by the parties thereto to the trustee, (iii) the Indentures have been duly qualified under the Trust Indenture Act, (iv) the Subsidiary Guarantees on the Debt Securities have been endorsed and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, the Subsidiary Guarantees will constitute a valid and legally binding obligation of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

     10. With respect to the Warrant Guarantee to be made under the K. Hovnanian Warrant Agreement, when (i) the Hovnanian Board has taken all necessary corporate action to approve the Warrant Guarantee, (ii) the K. Hovnanian Warrant Agreement has been duly authorized and validly executed and delivered by K. Hovnanian and the warrant agent appointed by K. Hovnanian and (iii) the K. Hovnanian Warrants or certificates representing the K. Hovnanian Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and the K. Hovnanian Board, upon payment of the consideration therefor provided for therein, the Warrant Guarantee will constitute a valid and legally binding obligation of Hovnanian, enforceable against Hovnanian in accordance with its terms.

   Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New Jersey, we have relied upon the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for Hovnanian.

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   Our opinions set forth in paragraphs 3, 4, 5, 6, 7, 8, 9 and 10 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

   We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and, to the extent set forth herein, the laws of the State of New Jersey.

   We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          Simpson Thacher & Bartlett

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